Rule 10f-3 Transactions
Quarter Ended December 31, 2003
Schwab U.S. MarketMasters Fund
Sub-Adviser:	Eagle Asset Management, LLC


Name of Security:	DigitalNet, Inc.
1.Eligible for purchase?
		X Yes	    No
Total Offering:		US$
85,000,000
2.Lowest price paid by any purchaser?
		X Yes	    No
Total Purchased:	US$ 28,050
3. Purchased on first date on which sales were
made?		X Yes	    No
Price/Unit:		US$ 17.00
4.Reasonability test passed?
	X Yes	    No
Trade date:		10/10/2003
5.Less than 25% of total offering amount?
	X Yes	    No
Purchased from:	Citigroup Global
6.No compensation to affiliated broker?
		X Yes	    No
Other syndicate members (list
names):
7.Firm commitment underwriting?
	X Yes	    No
Raymond James & Associates, Inc.














Rule 10f-3 Transactions
Quarter Ended December 31, 2003
Schwab Balanced MarketMasters Fund
Sub-Adviser:	Eagle Asset Management, Inc.


Name of Security:	DigitalNet
Inc.
1.Eligible for purchase?
		X Yes	    No
Total Offering:		US$
85,000,000
2.Lowest price paid by any purchaser?
		X Yes	    No
Total Purchased:	US$ 10,200
3. Purchased on first date on which sales were made?
		X Yes	    No
Price/Unit:		US$ 17.00
4.Reasonability test passed?
	X Yes	    No
Trade date:		10/10/2003
5.Less than 25% of total offering amount?
	X Yes	    No
Purchased from:	Citigroup
Global
6.No compensation to affiliated broker?
		X Yes	    No
Other syndicate members (list
names):
7.Firm commitment underwriting?
	X Yes	    No
Raymond James & Associates,
Inc.